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                                                       EXHIBIT 23
                                              PITTWAY CORPORATION
                                                DECEMBER 31, 1995

                                                        FORM 10-K



               CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-35168 and 33-54753) of Pittway Corporation of our report dated February 21, 1996 appearing on page 43 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 15 of this Form 10-K.




/s/ Price Waterhouse LLP
Price Waterhouse LLP




Chicago, Illinois
March 27, 1996